Exhibit (a)(1)(F)

Dear Eligible Participant:

The executive compensation team will be holding informational sessions over the next few weeks in order to answer any questions you may have about the exchange offer under the equity exchange program.

Employees in Lynchburg, Raleigh and Richmond

Employees at our Lynchburg, Raleigh, and Richmond locations should block one of the times below on their calendars and attend an informational session at their respective location(s). Please make sure you block time on your calendar to attend ONE of the sessions at your location as invitations will not be sent out for these sessions.

Other U.S. Employees

U.S. employees that work at a location other than Lynchburg, Raleigh, or Richmond or work remotely will be sent a meeting request for a dial-in teleconference.

Employees Outside of the U.S.

Employees that work outside the United States will receive a meeting request for a dial-in teleconference.

Date	Time (All Times U.S. EST)	Location	Conference Room
Thursday, July 16	8:00am – 9:30am	Lynchburg	CSC Cafeteria
	10:00am – 11:30am	Lynchburg	CSC Cafeteria
	1:30pm – 3:00pm	Lynchburg	CSC Cafeteria
	3:30pm – 5:00pm	Lynchburg	CSC Cafeteria
	10:30am – 12:00pm	Raleigh	4th Fl Conf Rm – North Chase II
	1:30pm – 3:00pm	Raleigh	4th Fl Conf Rm – North Chase II
	3:30pm – 5:00pm	Raleigh	4th Fl Conf Rm – North Chase II

Friday, July 17	8:00am – 9:00am	Lynchburg	CSC Cafeteria
	10:30am – 12:00pm	Lynchburg	The Jefferson Room
	1:30pm – 3:00pm	Lynchburg	The Jefferson Room
	3:00pm – 4:30pm	Lynchburg	The Jefferson Room
	9:00am – 10:30am	Raleigh	4th Fl Conf Rm – North Chase II
	10:30am – 12:00pm	Raleigh	4th Fl Conf Rm – North Chase II
	1:30pm – 3:00pm	Raleigh	4th Fl Conf Rm – North Chase II

Monday, July 20	10:30am – 12:00pm	Richmond	The Forum – Bldg 4
	1:30pm – 3:00pm	Richmond	The Forum – Bldg 4
	3:30pm – 5:00pm	Richmond	The Forum – Bldg 4

Tuesday, July 21	10:30pm – 12:00pm	Richmond	The Forum – Bldg 4
	1:30pm – 3:00pm	Richmond	The Forum – Bldg 4
	3:30pm – 5:00pm	Richmond	The Forum – Bldg 4

Friday, July 24	9:30am – 11:00am	Richmond	The Forum – Bldg 4